Exihibit (a)(5)

                        SECOND CERTIFICATE OF DESIGNATION
                           CLEARWATER INVESTMENT TRUST
                             2000 WELLS FARGO PLACE
                               30 EAST 7TH STREET
                             ST. PAUL, MN 55101-4930

      The undersigned, being a majority of the Board of Trustees ("Trustees") of Clearwater Investment Trust (the "Trust"), a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 5.5 and Section 8.4 of the Amended and Restated Declaration of Trust, dated March 1, 1998 (the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting dated December 12, 2008, the Declaration of Trust is amended as set forth in this Certificate of Designation.

            There is hereby established and designated one additional Series of the Trust: "Clearwater International Fund." Such Series shall have all the relative rights and preferences as the other Series established by Trust as incorporated in the Amended and Restated Declaration of Trust.

      The Trustees direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of the Commonwealth of Massachusetts to the extent required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned have executed two originals of this instrument and have caused a one copy to be filed with the records of the Trust as of the 12th day of December, 2008.


/s/ George H. Weyerhaeuser, Jr
-------------------------------
George H. Weyerhaeuser, Jr.


/s/ Frederick T. Weyerhaeuser
-----------------------------
Frederick T. Weyerhaeuser


/s/ Justin H. Weyerhaeuser
--------------------------
Justin H. Weyerhaeuser


/s/ Lucy R. Jones
-----------------
Lucy R. Jones


/s/ Laura E. Rasmussen
----------------------
Laura E. Rasmussen


/s/ Charles W. Rasmussen
------------------------
Charles W. Rasmussen